Exhibit 1

MEMC ELECTRONIC MATERIALS, INC.

(a Delaware corporation)

34,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: February 9, 2004

i

(a)	Initial Securities	12
(b)	Option Securities	12
(c)	Payment	12
(d)	Denominations; Registration	13
SECTION 3.	Covenants of the Company	13
(a)	Compliance with Securities Regulations and Commission Requests	13
(b)	Filing of Amendments	13
(c)	Delivery of Registration Statements	13
(d)	Delivery of Prospectuses	14
(e)	Continued Compliance with Securities Laws	14
(f)	Blue Sky Qualifications	14
(g)	Rule 158	15
(h)	Restriction on Sale of Securities	15
(i)	Reporting Requirements	15
SECTION 4.	Payment of Expenses	15
(a)	Expenses	15
(b)	Termination of Agreement	16
SECTION 5.	Conditions of Underwriter’s Obligations	16
(a)	Effectiveness of Registration Statement	16
(b)	No Material Misstatement or Omission	16
(c)	Corporate Proceedings	16
(d)	Opinion of Counsel for Company	17
(e)	Opinion of Senniger, Powers, Leavitt & Roedel	17
(f)	Opinion of Abe, Ikubo & Katayama	17
(g)	Opinion of Hwang Mok Park P.C.	17
(h)	Opinion of Studio Legale Tosato	17
(i)	Opinion of Counsel for the Selling Stockholder	17
(j)	Opinion of Counsel for Underwriter	17
(k)	Officers’ Certificate	17
(l)	Certificate of Selling Stockholder	18
(m)	Accountant’s Comfort Letter	18
(n)	[Intentionally Deleted	18
(o)	No Objection	18
(p)	Lock-up Agreements	18
(q)	Conditions to Purchase of Option Securities	18
(r)	No Material Adverse Change	19
(s)	Additional Documents	20
(t)	Termination of Agreement	20
SECTION 6.	Indemnification	20
(a)	Indemnification of Underwriter	20
(b)	Indemnification of Underwriter by the Selling Stockholder	21
(c)	Indemnification of Company, Directors and Officers and Selling Stockholder	22
(d)	Actions against Parties; Notification	22
(e)	Information Furnished by Underwriter.	23
(f)	Settlement without Consent if Failure to Reimburse	23

SCHEDULES
Schedule 1 - The Underwriter	Sch 1-1
Schedule 2 - Securities to be Sold	Sch 2-1
Schedule 3 - Pricing Information	Sch 3-1
Schedule 4 - List of Subsidiaries	Sch 4-1
Schedule 5 - List of Persons subject to Lock-up	Sch 5-1

EXHIBITS
Exhibit A - Form of Opinion of Company’s Counsel	A-1
Exhibit B - Form of Opinion of Senniger, Powers, Leavitt & Roedel	B-1
Exhibit C - Form Opinion of Abe, Ikubo & Katayama	C-1
Exhibit D - Form of Opinion of Hwang Mok Park P.C.	D-1
Exhibit E - Form of Opinion of Studio Legale Tosato	E-1
Exhibit F - Form of Opinion of Counsel for the Selling Stockholder	F-1
Exhibit G - Form of Lock-up Letter	G-1

MEMC ELECTRONIC MATERIALS, INC.

(a Delaware corporation)

34,000,000 Shares of Common Stock

(Par Value $.01 Per Share)

UNDERWRITING AGREEMENT

February 9, 2004

DEUTSCHE BANK SECURITIES INC.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

MEMC Electronic Materials, Inc., a Delaware corporation (the “Company”), and TPG Wafer Holdings LLC, a Delaware limited liability company (the “Selling Stockholder”), confirm their respective agreements with Deutsche Bank Securities Inc. (the “Underwriter”), with respect to (i) the sale by the Selling Stockholder and the purchase by the Underwriter, of the number of shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”) set forth in Schedules 1 and 2 hereto and (ii) the grant by the Selling Stockholder to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 5,100,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 34,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriter and all or any part of the 5,100,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”.

The Company and the Selling Stockholder understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-109120) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). The registration statement includes a base prospectus prepared in accordance with Rule 415 under the 1933 Act relating to the Securities and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission. As provided in

Section 3(a), a prospectus supplement reflecting the terms of the offered Securities, the terms of the offering thereof and the other matters set forth herein will be prepared and filed pursuant to Rule 424 of the 1933 Act Regulations. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the “Prospectus Supplement”. Such registration statement (as so amended, if applicable), including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The base prospectus included in the Registration Statement relating to all offerings of Securities under the Registration Statement, as supplemented by the Prospectus Supplement relating to the offering of the Securities, in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Securities, is herein called the “Prospectus”, except that, if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term “Prospectus” shall refer to the base prospectus, as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including all documents incorporated by reference therein. Promptly after execution and delivery of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and that sets forth the number of offered Securities, the name of the Underwriter, the price at which the offered Securities are to be purchased by the Underwriter from the Selling Stockholder, the public offering price, any selling concession and reallowance, and such other information as the Underwriter, the Company and the Selling Stockholder deem appropriate in connection with the offering of the offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant Rule 424 under the 1933 Act. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or the Prospectus Supplement or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

SECTION	1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not as of such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include as of such times an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

The prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply as of such times in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will as of such times not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) with respect to the Company’s consolidated financial statements and condensed financial information and generally accepted accounting principles applied in the Republic of China with respect to Taisil Electronic Materials Corporation’s financial statements, in each case applied on a consistent basis throughout the periods involved except as otherwise disclosed in such financial statements. The supporting schedules, if any, included in the Registration Statement and Prospectus present fairly in accordance with GAAP the information required to be stated therein. The financial information set forth under “Recent Developments” in the Prospectus Supplement and in Appendix A attached to the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which may reasonably be expected to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries otherwise than as set forth or contemplated in the Prospectus and except for long-term debt of Taisil Electric Materials Corporation (“Taisil”) assumed by the Company and its subsidiaries as a result of the Company’s acquisition of Taisil and change to capital stock as a result of the exercise of stock options under the employee benefit plans subsequent to December 31, 2003.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement (including the documents incorporated by reference therein), all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, other than the capital stock of Taisil and MEMC Kulim Electronic Materials, Sdn. Bhd., is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for the security interests in such capital stock granted to certain lenders, noteholders and guarantors as described in the Prospectus; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule 4 hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”).

(viii) Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Description of Securities. The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or, except as set forth or contemplated in the Prospectus, Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary for which the holder has not agreed to waive or forego such right.

(xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xv) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, covenants not to sue, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would reasonably be expected to render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any third party or any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been obtained by the Company, and except for applicable state securities or blue sky laws and requirements of the National Association of Securities Dealers, Inc.

(xvii) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses, could not reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement and the Prospectus, (b) secure debt instruments and/or credit facilities reflected in the financial statements included in the Registration Statement or Prospectus, (c) are restricted deposits not exceeding $5,100,000 in the aggregate securing letters of credit obtained by the Company and its Subsidiaries in the ordinary course of business, (d) secure obligations under debt instruments and/or credit facilities of Taisal not exceeding $15 million in the aggregate or (e) do not, singly or in the aggregate, have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; except as otherwise disclosed in the Registration Statement, all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxi) Statistical Data. The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate.

(xxii) No Brokers’ Fees. Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xxiii) Registration Rights. Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act. Except as disclosed in the Prospectus and except with respect to the registration rights exercised by the Selling Stockholder hereunder, all persons (A) to whom the Company has granted such demand or piggyback registration rights and (B) whose rights may be exercised in connection with the registration and offering of the Securities have waived such registration rights.

(xxiv) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

(xxv) ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary of the Company would have any liability; neither the Company nor any of its Subsidiaries has incurred nor does the Company or any of its Subsidiaries expect to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary of the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xxvi) Tax Returns. The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

(xxvii) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared; (B) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal year; and (C) are effective in all material respects to perform the functions for which they were established.

(xxviii) Evaluation of Disclosure Controls and Procedures. Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(xxix) Absence of Significant Changes in Internal Controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxx) Listing. The Securities are listed on the New York Stock Exchange.

(b) Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to the Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with the Underwriter, as follows:

(i) Accurate Disclosure. The Selling Stockholder has reviewed the Prospectus, and to the knowledge of the Selling Stockholder, neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include as of such times an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Prospectus.

(ii) Authorization of Agreements. The Selling Stockholder has the full right, limited liability company power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder have been duly authorized by the Selling Stockholder and do not and will not, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the organizational documents of the Selling Stockholder, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties.

(iii) Good and Valid Title. The Selling Stockholder has and will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good and valid title to the Securities to be sold by the Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming the Underwriter has no notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York), the Underwriter will receive good and valid title to the Securities purchased by it from the Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(iv) Absence of Manipulation. The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(v) Absence of Further Requirements. Except for the registration of the Securities under the 1933 Act and such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the 1934 Act and applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriter, no filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholder to the Underwriter as to the matters covered thereby.

SECTION	2. Sale and Delivery to Underwriter; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Selling Stockholder, at the price per share set forth in Schedule 3, the number of Initial Securities set forth in Schedule 2 opposite the name of the Selling Stockholder.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the Underwriter to purchase up to an additional 5,100,000 shares of Common Stock at the price per share set forth in Schedule 3, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Underwriter to the Company and the Selling Stockholder setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 233 S. Wacker Drive, Suite 5800, Chicago, IL 60606, or at such other place as shall be agreed upon by the Underwriter and the Company and the Selling Stockholder, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company and the Selling Stockholder (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company and the Selling Stockholder, on each Date of Delivery as specified in the notice from the Underwriter to the Company and the Selling Stockholder.

Payment shall be made to the Selling Stockholder by wire transfer of immediately available funds to bank accounts designated by the Selling Stockholder against delivery through the facilities of The Depository Trust Company to the Underwriter for the account of the Underwriter of certificates for the Securities to be purchased by it.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or two full business days before the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION	3. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rules 415 and 424 of the 1933 Act Regulations and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. During the period in which a Prospectus is required by the 1933 Act to be delivered in connection with the sale of the Securities (the “Prospectus Delivery Period”), the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the

Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will furnish to the Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(f) Blue Sky Qualifications. The Company will use commercially reasonable efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus.

(i) Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION	4. Payment of Expenses.

(a) Expenses. The Selling Stockholder will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement, (iii) the preparation, printing and delivery to the Underwriter of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, or delivery of the Securities, (iv) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, (v) the fees and disbursements of the Company’s counsel, the Selling Stockholder’s counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto, (viii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (ix) the fees and expenses of any transfer agent or registrar for the Securities, (x) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriter, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities, if applicable, and (xii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, if applicable.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5(u) or Section 9(a)(i) hereof, the Selling Stockholder shall reimburse the Underwriter for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter, incurred in connection with the transactions contemplated by this Agreement.

SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and the performance by the Selling Stockholder of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A Prospectus Supplement containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable.

(b) No Material Misstatement or Omission. The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Time or the relevant Date of Delivery, as the case may be, that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact, which in the opinion of Latham & Watkins LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Bryan Cave LLP, counsel for the Company, to the effect set forth in Exhibit A hereto.

(e) Opinion of Senniger, Powers, Leavitt & Roedel. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Senniger, Powers, Leavitt & Roedel, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto.

(f) Opinion of Abe, Ikubo & Katayama. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Abe, Ikubo & Katayama, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit C hereto.

(g) Opinion of Hwang Mok Park P.C. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Hwang Mok Park P.C., special counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit D hereto.

(h) Opinion of Studio Legale Tosato. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Studio Legale Tosato, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit E hereto.

(i) Opinion of Counsel for the Selling Stockholder. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Cleary, Gottlieb, Steen and Hamilton, counsel for the Selling Stockholder, to the effect set forth in Exhibit F hereto.

(j) Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins LLP, counsel for the Underwriter, with respect to the Registration Statement, the Prospectus and other related matters the Underwriters may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(k) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(l) Certificate of Selling Stockholder. At Closing Time, the Underwriter shall have received a certificate of an Attorney-in-Fact on behalf of the Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder contained in Section 1(b) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Stockholder has complied in all material respects with all agreements to be performed under this Agreement, including its obligations to fulfill its conditions set forth in Section 5 hereof, at or prior to Closing Time.

(m) Accountant’s Comfort Letter. The Underwriter shall have received from KPMG LLP a letter dated as of the Closing Time, in form and substance previously agreed to by the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(n) [Intentionally Deleted]

(o) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(p) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit G hereto signed by the persons listed on Schedule 5 hereto.

(q) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company and the Selling Stockholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(k) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Stockholder. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of the Selling Stockholder confirming that the certificate delivered at Closing Time pursuant to Section 5(l) remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. The favorable opinion of Bryan Cave LLP, counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iv) Opinion of Senniger, Powers, Leavitt & Roedel. The favorable opinion of Senniger, Powers, Leavitt & Roedel, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(v) Opinion of Abe, Ikubo & Katayama. The favorable opinion of Abe, Ikubo & Katayama, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vi) Opinion of Hwang Mok Park P.C. The favorable opinion of Hwang Mok Park P.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(vii) Opinion of Studio Legale Tosato. The favorable opinion of Studio Legale Tosato, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

(viii) Opinion of Counsel for the Selling Stockholder. The favorable opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Selling Stockholder, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(i) hereof.

(ix) Opinion of Counsel for Underwriter. The favorable opinion of Latham & Watkins LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(j) hereof.

(x) Bring-down Comfort Letter. A letter from KPMG LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(m) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(r) No Material Adverse Change. Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest financial statements included or incorporated by reference in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development that could reasonably be expected to result in a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is or would be, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the relevant Closing Time or the relevant Date of Delivery on the terms and in the manner contemplated in the Prospectus.

(s) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriter shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(t) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the Option Securities, may be terminated by the Underwriter by notice to the Company and the Selling Stockholder at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage, expense or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact contained (x) in the Registration Statement, Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), or (y) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), (B) the omission or alleged omission in the Registration Statement, Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), or in any Marketing Materials of a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, not misleading, or (C) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (A) or (B) above (provided that the Company shall not be liable under this clause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct);

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Stockholder; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), which information consists solely of the information specified in Section 6(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or any officer, employee or controlling person of the Underwriter.

(b) Indemnification of Underwriter by the Selling Stockholder. The Selling Stockholder, solely with respect to itself, agrees to indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage, expense or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), as incurred, arising out of (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus Supplement or the Prospectus (or in any amendment or supplement thereto), or (2) the omission or alleged omission in the Registration Statement, Prospectus Supplement or the Prospectus (or in any amendment or supplement thereto), of a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, in the case of subparagraphs (1) and (2) of this Section 6(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with written information furnished to the Company or the Underwriter by the Selling Stockholder directly or through the Selling Stockholder’s representatives, specifically for use in the preparation thereof; and shall reimburse the Underwriter, its directors, officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of, or is based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, Prospectus Supplement or the Prospectus (or in any amendment or supplement thereto), which information consists solely of the information specified in Section 6(e) hereof. However, in no event shall the Selling Stockholder be liable under the provisions of this Section 6 for any amount in excess of the total proceeds received by the Selling Stockholder from the sale of the Securities by the Selling Stockholder (after deducting commissions, but before taxes and any other expenses) pursuant to this Agreement. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholder may otherwise have to the Underwriter or any officer, employee or controlling person of the Underwriter.

(c) Indemnification of Company, Directors and Officers and Selling Stockholder. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a) and (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any Prospectus Supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), which information consists solely of the information specified in Section 6(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or the Selling Stockholder or any officer, employee or controlling person of the Company or the Selling Stockholder.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) and (b) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Stockholder, as the case may be. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Information Furnished by Underwriter. The Underwriter confirms and the Company and the Selling Stockholder acknowledge that the statements with respect to the public offering of the Securities by the Underwriter set forth on the cover page of, the name of the Underwriter and its participation in the sale of Securities under the caption “Underwriting” in, the paragraphs addressing the underwriting discount, stabilization and short positions appearing under the caption “Underwriting” in the Prospectus constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

(f) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(g) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

The Selling Stockholder shall not be required to contribute any amount in excess of the total proceeds received by the Selling Stockholder from the offering of the Securities by the Selling Stockholder (after deducting commissions, but before taxes and other expenses).

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Stockholder, as the case may be.

The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of the Securities to the Underwriter.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including, without limitation, as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION	10. [Intentionally Omitted]

SECTION	11. [Intentionally Omitted]

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, NY 10005, attention of Steve Abbott with a copy to the General Counsel; notices to the Company shall be directed to it at 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, attention of David L. Fleisher (Fax: (636) 474-5158); and notices to the Selling Stockholder shall be directed to TPG Wafer Holdings LLC, c/o Texas Pacific Group, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102 (Fax: (817) 871-4088), attention of Richard A. Ekleberry.

SECTION 13. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Underwriter, the Selling Stockholder and the Company in accordance with its terms.

Very truly yours,

MEMC ELECTRONIC MATERIALS, INC.

By	/s/ Thomas E. Linnen
Title:	Senior Vice President and Chief Financial Officer

TPG WAFER HOLDINGS LLC

By:	TPG WAFER PARTNERS LLC,
its managing member

By	/s/ Richard A. Ekleberry
Name:	Richard A. Ekleberry
Title:	Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By	/s/ Steven D. Abott
Authorized Signatory

By	/s/ Keith Gertsen
Authorized Signatory

SCHEDULE 1

Name of Underwriter	Number of Initial Securities
Deutsche Bank Securities Inc.	34,000,000

Sch 1-1

SCHEDULE 2

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
TPG Wafer Holdings LLC	34,000,000	5,100,000

Total

Sch 2-1

SCHEDULE 3

MEMC ELECTRONIC MATERIALS, INC.

34,000,000 Shares of Common Stock

(Par Value $.01 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $9.70.

2. The purchase price per share for the Securities to be paid by the Underwriter shall be $9.60, being an amount equal to the initial public offering price set forth above less $0.10 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch 3-1

SCHEDULE 4

List of Subsidiaries

MEMC Electronic Materials (UK) Ltd.

MEMC Electronic Materials France Sarl

MEMC Electronic Materials Sales, Sdn. Bhd.

MEMC Electronic Materials, GmbH

MEMC Electronic Materials, S.p.A.

MEMC Electronic Materials, Sdn. Bhd.

MEMC Holding B.V.

MEMC Holdings Corporation

MEMC International, Inc.

MEMC Japan Ltd.

MEMC Korea Company

MEMC Kulim Electronic Materials, Sdn. Bhd.

MEMC Pasadena, Inc.

MEMC Southwest Inc.

PlasmaSil, LLC

SiBond, LLC

Taisil Electronic Materials Corporation

Sch 4-1

SCHEDULE 5

List of persons and entities

subject to lock-up

Nabeel Gareeb

Tom Linnen

Shaker Sadasivam

David M. Somo

Chandra Subramaniam

Sylvia Roberts-Toomer

David L. Fleisher

Robert J. Boehlke

Jean-Marc Chapus

John G. Danhakl

Gene J. Frantz

John Marren

C. Douglas Marsh

William E. Stevens

William D. Watkins

James B. Williams

TPG Wafer Holdings LLC

Sch 5-1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(d)

[Bryan Cave Opinion to be attached]

A-1

Exhibit B

FORM OF OPINION OF SENNIGER, POWERS, LEAVITT & ROEDEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

[Senniger Powers Opinion to be attached]

B-1

Exhibit C

FORM OF OPINION OF ABE, IKUBO & KATAYAMA

TO BE DELIVERED PURSUANT TO SECTION 5(f)

MEMC Japan (a) has been duly incorporated and is validly existing as a limited liability company (Kabushiki Kaisha) under the Commercial Code of Japan, (b) has corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted under the laws of Japan and (c) is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of MEMC Japan has been duly authorized and validly issued and is fully paid and non-assessable. To our knowledge, all of the issued and outstanding capital stock of MEMC Japan is owned by the Company.

For purposes of this opinion, a “Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospectus of MEMC Japan.

C-1

Exhibit D

FORM OF OPINION OF HWANG MOK PARK P.C.

TO BE DELIVERED PURSUANT TO SECTION 5(g)

1. The Company is a joint stock corporation (chusik hoesa) duly incorporated and validly existing in good standing under the laws of Korea;

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted;

3. To the best of our knowledge after due inquiry, the Company is duly qualified as a joint stock corporation (chusik hoesa) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. For the purpose of this opinion, a “Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company; and

4. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. To our knowledge, forty percent (40%) of the issued and outstanding capital stock of the Company is owned by MEMC International, Inc. and another forty percent (40%) of the issued and outstanding capital stock of the Company is owned by MEMC Holding B.V.

D-1

Exhibit E

FORM OF OPINION OF STUDIO LEGALE TOSATO

TO BE DELIVERED PURSUANT TO SECTION 5(h)

MEMC Electronic Materials, S.p.A. (a) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of Italy, (b) has corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and (c) is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of MEMC Electronic Materials, S.p.A. has been duly authorized and validly issued and is fully paid and non-assessable. To our knowledge, (i) all of the issued and outstanding capital stock of MEMC Electronic Materials, S.p.A. is owned by MEMC Electronic Materials, Inc. and (ii) all of the issued and outstanding capital stock of MEMC Holding B.V. is owned by MEMC Electronic Materials, S.p.A. The issued and outstanding capital stock of MEMC Holding B.V. that is owned by MEMC Electronic Materials, S.p.A. is, to our knowledge, owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

For purposes of this opinion, a “Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of MEMC Electronic Materials, S.p.A.

F-1

Exhibit F

FORM OF OPINION OF COUNSEL FOR THE SELLING STOCKHOLDER

TO BE DELIVERED PURSUANT TO SECTION 5(j)

[Cleary, Gottlieb Opinion to be attached]

F-2

Exhibit G

LOCK-UP LETTER AGREEMENT

DEUTSCHE BANK SECURITIES INC.

60 Wall Street, 4th Floor

New York, NY 10005

Dear Sirs:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you (the “Underwriter”) of shares (the “Shares”) of Common Stock, par value $.01 per share (the “Common Stock”), of MEMC Electronic Materials, Inc., a Delaware corporation (the “Company”), and that the Underwriter proposes to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering.

The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of the lock-up letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be

G-1

voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 90-day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies the Underwriter at least two (2) business days prior to the proposed transfer or disposition.

In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective before April 30, 2004, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents reasonably necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: February    , 2004

G-2